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                                                                    EXHIBIT 23.1

                             [LETTERHEAD OF KPMG]

                        Consent of Independent Auditors

The Board of Directors
Heritage Financial Corporation:

We consent to the use of our report dated July 30, 1998, with respect to the consolidated financial statements of Heritage Financial Corporation as of June 30, 1997 and 1998, and for each of the years in the three-year period ended June 30, 1998, incorporated by reference herein.

/s/ KPMG LLP

Seattle, Washington
January 28, 1999